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EXHIBIT (a)(1)(B)

        LETTER OF TRANSMITTAL

priceline.com Incorporated

OFFER TO EXCHANGE NEWLY ISSUED
2006 2.25% SENIOR CONVERTIBLE NOTES DUE JANUARY 15, 2025
FOR ANY AND ALL OUTSTANDING
2.25% SENIOR CONVERTIBLE NOTES DUE JANUARY 15, 2025

          THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 6, 2006, UNLESS EXTENDED (THE "EXPIRATION DATE"). WITHDRAWAL RIGHTS FOR ACCEPTANCES OF THE EXCHANGE OFFER WILL EXPIRE AT THAT TIME, UNLESS THE EXPIRATION DATE IS EXTENDED.

The Exchange Agent for the Exchange Offer is:

American Stock Transfer & Trust Company

If delivering by Mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by Hand or Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call:
(877) 248-6417 or (718) 921-8317

        DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        The undersigned acknowledges that he or she has received and reviewed the offering circular, dated October 10, 2006, and any amendments or supplements thereto (the "Offering Circular"), of priceline.com Incorporated, a Delaware corporation (the "Issuer"), and this Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Issuer's offer (the "Exchange Offer") to exchange an aggregate principal amount of up to $100,000,000 of the Issuer's newly issued 2006 2.25% Senior Convertible Notes due January 15, 2025 (the "New Notes"), for a like principal amount of the Issuer's outstanding 2.25% Senior Convertible Notes due January 15, 2025 (the "Outstanding Notes") from the registered holders thereof. Except as set forth in the Offering Circular under the caption "Summary—Material Differences Between the Outstanding Notes and the New Notes," the terms of the New Notes are identical in all material respects to the terms of the Outstanding Notes. If the Exchange Offer is consummated, holders who tender their Outstanding Notes and do not withdraw them prior to the consummation will receive an exchange fee in cash in an amount equal to $2.50 per $1,000 principal amount of the Outstanding Notes that they tender. The Exchange Offer is made upon the terms and subject to the conditions contained in the Offering Circular.

        The undersigned has checked the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

        PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE OFFERING CIRCULAR CAREFULLY BEFORE CHECKING ANY BOX BELOW. YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE OFFERING CIRCULAR AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT AS FOLLOWS:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers Call (212) 269-5550 (collect)
All others call Toll-free (888) 886-4425

        List below the Outstanding Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the certificate numbers and principal amounts of Outstanding Notes should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in)	Certificate Number(s)*	Aggregate Principal Amount Represented by Outstanding Notes	Principal Amount Tendered**

Total

*	Need not be completed if Outstanding Notes are being tendered by book-entry transfer.
**	Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount represented by such Outstanding Notes. See Instruction 2.

        This Letter of Transmittal is to be used either if certificates representing Outstanding Notes are to be forwarded herewith or if delivery of Outstanding Notes is to be made by book-entry transfer to an account maintained by American Stock Transfer & Trust Company (the "Exchange Agent") at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in the Offering Circular under the caption "The Exchange Offer—Procedures for Exchange." DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

        THERE ARE NO GUARANTEED DELIVERY PROCEDURES APPLICABLE TO THE EXCHANGE OFFER. HOLDERS MUST TENDER THEIR NOTES IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE OFFERING CIRCULAR AND THIS LETTER OF TRANSMITTAL.

☐
CHECK HERE IF TENDERED OUTSTANDING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution(s)

The Depository Trust Company Account Number

Transaction Code Number

☐
CHECK HERE IF TENDERED OUTSTANDING NOTES ARE ENCLOSED HEREWITH.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        1.     Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuer the aggregate principal amount of Outstanding Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Outstanding Notes tendered hereby, the undersigned hereby (i) irrevocably sells, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, such Outstanding Notes as are being tendered hereby and (ii) waives any and all rights with respect to the Outstanding Notes, except for any right the undersigned may have now or in the future under the federal securities laws.

        2.     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Outstanding Notes tendered hereby and that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges, interests, restrictions of any kind and encumbrances and not subject to any adverse claim when the same are accepted by the Issuer.

        3.     The undersigned irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as an agent of the Issuer) with respect to the Outstanding Notes, with full power of substitution, revocation and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (a) present or cause to be presented the Outstanding Notes and all evidences of transfer and authenticity to, or transfer ownership of, the Outstanding Notes, on the account books maintained by the Book-Entry Transfer Facility to, or upon the order of, the Issuer, and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of the Outstanding Notes, all in accordance with the terms of and conditions to the Exchange Offer.

        4.     The undersigned releases and discharges the Issuer and the trustee under the indenture governing the Outstanding Notes from any and all claims the undersigned may have now or in the future, arising out of or related to the Outstanding Notes, including, without limitation, any claims that the undersigned is entitled to participate in any redemption of the Outstanding Notes, but excluding any such claims under the federal securities laws.

        5.     The undersigned understands that if the undersigned tenders Outstanding Notes and the Issuer accepts the Outstanding Notes for exchange, such acceptance will constitute a binding agreement between the undersigned and the Issuer upon the terms and subject to the conditions set forth in the Offering Circular and this Letter of Transmittal.

        6.     The undersigned understands that, under certain circumstances and subject to certain conditions of the Exchange Offer (each of which the Issuer may waive), set forth in the Offering Circular under the caption "The Exchange Offer—Conditions to the Exchange Offer," the Issuer may not be required to accept for exchange any of the Outstanding Notes tendered (including any Outstanding Notes tendered after the Expiration Date). Any Outstanding Notes not accepted for exchange will be returned promptly to the undersigned at the address set forth above, unless otherwise indicated below under "Special Delivery Instructions."

        7.     The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Outstanding Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the Offering Circular under the caption "The Exchange Offer—Withdrawal of Tenders." See Instruction 9.

        8.     Unless otherwise indicated in the box entitled "Special Issuance Instructions" below, the New Notes (and, if applicable, substitute certificates representing Outstanding Notes for any Outstanding Notes not exchanged) will be issued in the name of the undersigned or, in the case of a book-entry delivery of Outstanding Notes, the account indicated above maintained at the Book-Entry Transfer Facility will be credited. Similarly, unless otherwise indicated under the box entitled "Special Delivery Instructions" below, the New Notes (and, if applicable, substitute certificates representing Outstanding Notes for any Outstanding Notes not exchanged) will be sent to the undersigned at the address shown above in the box entitled "Description of Outstanding Notes Tendered."

        THE UNDERSIGNED ACKNOWLEDGES THAT THE EXCHANGE OFFER IS SUBJECT TO THE MORE DETAILED TERMS SET FORTH IN THE OFFERING CIRCULAR AND, IN CASE OF ANY CONFLICT BETWEEN THE TERMS OF THE OFFERING CIRCULAR AND THIS LETTER OF TRANSMITTAL, THE TERMS OF THE OFFERING CIRCULAR SHALL PREVAIL.

        THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF OUTSTANDING NOTES TENDERED" ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE OUTSTANDING NOTES AS SET FORTH IN SUCH BOX ABOVE.

  SPECIAL PAYMENT INSTRUCTIONS
  (See Instructions 3 and 4)

              To be completed ONLY if certificates for Outstanding Notes not exchanged and/or New Notes are to be issued in the name of someone other than the person(s) whose signature(s) appear(s) on this Letter of Transmittal below, or if Outstanding Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

  Issue    ☐    New Notes    ☐    Outstanding Notes (check as applicable) to:

Name:*	(Please type or print)
(Please Type or Print)
(Please Type or Print)
Address:

Zip Code
Credit unexchanged Outstanding Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

(Book-Entry Transfer Facility Account Number, If Applicable)

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 3 and 4)

              To be completed ONLY if certificates for Outstanding Notes not exchanged and/or New Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) on this Letter of Transmittal below or to such person or persons at an address other than shown in the box entitled "Description of Outstanding Notes Tendered" on this Letter of Transmittal above.

  Mail New Notes and/or Outstanding Notes to:

Name:*	(Please type or print)
(Please Type or Print)
(Please Type or Print)
Address:

Zip Code

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE HEREOF (TOGETHER WITH THE CERTIFICATES FOR OUTSTANDING NOTES OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS MIDNIGHT) MUST BE TRANSMITTED TO, AND RECEIVED BY, THE EXCHANGE AGENT AT OR PRIOR TO MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

  PLEASE SIGN HERE
  (TO BE COMPLETED BY ALL TENDERING HOLDERS)

X	, 2006
X	, 2006
X	, 2006
Signature(s) of Holder(s)	Date
Area Code and Telephone Number

              If a holder is tendering any Outstanding Notes, this Letter of Transmittal must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Outstanding Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

Name(s):

Capacity:
Address:
Telephone:
Employer Identification or Social Security Number:

SIGNATURE GUARANTEE
(if required by Instruction 3)

Signature(s) Guaranteed by an Eligible Institution: (Authorized Signature)

(Title)
(Name and Firm)
,2006 (Date)

INSTRUCTIONS

1.    Delivery of this Letter of Transmittal and Notes.

        This Letter of Transmittal is to be completed by holders of Outstanding Notes either if certificates are to be forwarded herewith or if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in the Offering Circular under the caption "The Exchange Offer—Procedures for Exchange." Certificates for all physically tendered Outstanding Notes, or book-entry confirmation, as the case may be, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at the address set forth herein at or prior to midnight, New York City time, on the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures set forth below. Outstanding Notes tendered hereby must be in denominations or principal amount at maturity of $1,000 or any integral multiple thereof.

        THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE OUTSTANDING NOTES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDERS, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT AT OR PRIOR TO MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE ISSUER.

        See "The Exchange Offer" section in the Offering Circular.

2.    Partial Tenders (not applicable to holders who tender by book-entry transfer).

        If less than all of the Outstanding Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount at maturity of Outstanding Notes to be tendered in the box above entitled "Description of Outstanding Notes Tendered" under "Principal Amount Tendered." A reissued certificate representing the balance of nontendered Outstanding Notes of a tendering holder who physically delivered Outstanding Notes will be sent to such tendering holder, unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the Expiration Date. All of the Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

3.
Signatures on this Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures.

        If this Letter of Transmittal is signed by the registered holder of the Outstanding Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without any change whatsoever.

        If any tendered Outstanding Notes are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

        If any tendered Outstanding Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates.

        When this Letter of Transmittal is signed by the registered holder or holders of the Outstanding Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the New Notes are to be issued, or any nontendered Outstanding Notes are to be reissued, to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificate(s) or bond powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered holder or holders of any certificate(s) specified herein, such certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the certificate(s) and signatures on such certificates(s) or bond powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted with this Letter of Transmittal.

        Endorsements on certificates for Outstanding Notes or signatures on bond powers required by this Instruction 3 must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (each, an "Eligible Institution" and collectively, the "Eligible Institutions").

        Signatures on the Letter of Transmittal need not be guaranteed by an Eligible Institution if the Outstanding Notes are tendered (i) by a registered holder of Outstanding Notes (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such Outstanding Notes) who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on this Letter of Transmittal, or (ii) for the account of an Eligible Institution.

4.    Special Issuance and Delivery Instructions.

        Tendering holders of Outstanding Notes should indicate in the applicable box or boxes the name and address to which New Notes issued pursuant to the Exchange Offer and substitute certificates evidencing Outstanding Notes not exchanged are to be issued or sent, if different from the name or address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated and such person named must properly complete an Internal Revenue Service Form W-9, a Form W-8BEN, a Form W-8ECI or a Form W-8IMY. Holders tendering Outstanding Notes by book-entry transfer may request that Outstanding Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate hereon. If no such instructions are given, such Outstanding Notes not exchanged will be returned to the name and address of the person signing this Letter of Transmittal or to the person's account maintained at the Book-Entry Transfer Facility.

5.    Transfer Taxes.

        Tendering holders of Outstanding Notes will not be obligated to pay any transfer taxes in connection with a tender of their Outstanding Notes for exchange unless a holder instructs the Issuer to register New Notes in the name of, or requests that Outstanding Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed to such tendering holder and the Exchange Agent will retain possession of an amount of New Notes or Outstanding Notes, as the case may be, with a face amount equal to the amount of such transfer taxes due by such tendering holder pending receipt by the Exchange Agent of the amount of such taxes.

6.    Waiver of Conditions.

        The Issuer reserves the absolute right to waive satisfaction of any or all conditions enumerated in the Offering Circular.

7.    No Conditional Tenders.

        No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Outstanding Notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Outstanding Notes for exchange.

        Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Issuer, the Exchange Agent nor any other person shall incur any liability for failure to give any such notice.

8.    Mutilated, Lost, Stolen or Destroyed Outstanding Notes.

        Any holder whose Outstanding Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

9.    Withdrawal of Tenders.

        Tenders of Outstanding Notes in connection with the Exchange Offer may be withdrawn at any time prior to midnight, New York City time, on the Expiration Date. Tenders of Outstanding Notes may not be withdrawn at any time after such time unless the Exchange Offer is extended, in which case tenders of Outstanding Notes may be withdrawn at any time prior to the new expiration time, as extended. For a withdrawal to be effective, the Exchange Agent must receive written notice of withdrawal at the address above, or in the case of Eligible Institutions, at the facsimile number listed above, prior to midnight, New York City time, on the Expiration Date. Any notice of withdrawal must (a) specify the name of the holder that tendered the Outstanding Notes to be withdrawn, (b) contain a statement that the holder is withdrawing his or her election to tender his or her Outstanding Notes in the Exchange Offer, (c) state the principal amount of the Outstanding Notes to be withdrawn, and (d) be signed by the holder in the same manner as the original signature in this Letter of Transmittal by which the Outstanding Notes were previously tendered, including any required signature guarantees.

        Beneficial owners desiring to withdraw Outstanding Notes previously tendered should contact the Book-Entry Transfer Facility participant through which such beneficial owners hold their Outstanding Notes. In order to withdraw Outstanding Notes previously tendered, a Book-Entry Transfer Facility participant may, prior to the Expiration Date, withdraw its instruction previously transmitted through the Book-Entry Transfer Facility's Automated Tender Offer Program ("ATOP") by (a) withdrawing its acceptance through ATOP or (b) delivering to the Exchange Agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the Book-Entry Transfer Facility participant. Withdrawal of a prior instruction will be effective upon receipt of the notice of withdrawal by the Exchange Agent. All signatures on a notice of withdrawal must be guaranteed by an Eligible Institution. However, signatures on the notice of withdrawal need not be guaranteed if the Outstanding Notes being withdrawn are held for the account of an Eligible Institution. A withdrawal of an instruction must be executed by a Book-Entry Transfer Facility participant in the same manner as such Book-Entry Transfer Facility participant's name appears on its transmission through ATOP to which such withdrawal relates. A Book-Entry Transfer Facility participant may withdraw a tender only if such withdrawal complies with the provisions described in this paragraph.

        Withdrawals of tenders of Outstanding Notes may not be rescinded and any Outstanding Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Properly withdrawn Outstanding Notes, however, may be retendered by following the procedures described above at any time at or prior to midnight, New York City time, on the Expiration Date.

10.    Validity of Surrender; Irregularities.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Outstanding Notes will be determined by the Issuer in its sole discretion, which determination will be final and binding on all parties. The Issuer reserves the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes the Issuer's acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Outstanding Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions of this Letter of Transmittal) will be final and binding on all parties, provided that the Issuer will not waive any condition to the Exchange Offer with respect to an individual holder of Outstanding Notes unless the Issuer waives that condition for all holders.

11.    Requests for Assistance or Additional Copies.

        Questions relating to the procedure for tendering may be directed to the Exchange Agent at the address and telephone number indicated above. Requests for additional copies of the Offering Circular, this Letter of Transmittal and other related documents may be directed to D.F. King & Co., Inc., the Information Agent for the Exchange Offer, at (212) 269-5550 (banks and brokers) or (888) 886-4425 (all others).

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PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
INSTRUCTIONS